Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2007, included in the Proxy Statement of Argyle Security Acquisition Corporation (a development stage company) that is made a part of Amendment No. 2 to the Registration Statement (Form S-4 No. 333-139594) and Prospectus of Argyle Security Acquisition Corporation for the registration of 1,180,000 shares of its common stock.

/s/ Ernst & Young LLP
San Antonio, Texas
March 26, 2007